EXHIBIT 10.1

                       NEW PRODUCT DEVELOPMENT AGREEMENT

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EXHIBIT 10.1


                        NEW PRODUCT DEVELOPMENT AGREEMENT

Effective this July 19, 2005

Between: Neptune Technologies & Bioressources Inc., having a principal place of business at 500 Saint-Martin West, Suite 550, Laval, Quebec, Canada H7M 3Y2 duly represented by Mr. Henri Harland, President and Chief Executive Officer (hereinafter referred to as "NEPTUNE");

And: Neuro Nutrition, Inc. having a place of business at 2475 Broadway, Suite 202, Boulder, CO 80304 represented by Mr. Michael Schuett, President (hereinafter referred to as "NEURO");

NEPTUNE and NEURO are hereinafter referred to as "Parties" in plural or singular usage as required by context.

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WHEREAS NEPTUNE is the sole owner of Neptune Krill Oil (NKO (TM)) and all rights related to it (hereinafter referred to as "NK0(TM)");

WHEREAS NEPTUNE agrees that NEURO can subcontract to CAPSUGEL, having a principal place of business at 535 North Emerald Road, Greenwood, SC 29646 strictly upon NEPTUNE preapproval, the encapsulation of a New dietary supplement that includes NKO(TM) as the one and only ingredient comprising the total of the softgel manufactured, 500mg 100% pure NKO(TM) (hereinafter referred to as "NKO(TM) softgel") for and only for the benefit of NEURO (hereinafter referred to as "Purpose P");

WHEREAS NEPTUNE agrees that NEURO can subcontract to CAPSUGEL, having a principal place of business at 535 North Emerald Road, Greenwood, SC 29646, strictly upon NEPTUNE preapproval, the blending and the manufacturing of a Now dietary supplement Formulation that will include NKO(TM) as an ingredient blend with other ingredients in a softgel containing only 425.25mg of the Formulation (hereinafter referred to as "Formulation Heart") and according to the formulation provided by Neptune and described in Appendix A1 for and only for the benefit of NEURO (hereinafter referred to as "Purpose F1");

WHEREAS NEPTUNE agrees that NEURO can subcontract to CAPSUGEL, having a principal place of business at 535 North Emerald Road, Greenwood, SC 29646, strictly upon NEPTUNE preapproval, the blending and the manufacturing of a New dietary supplement Formulation that will include NKO(TM) as an ingredient blend with other ingredients in a softgel containing only 500mg of the Formulation (hereinafter referred to as "Formulation JOINT") and according to the formulation provided by Neptune and described in Appenix A2 for and only for the benefit of NEURO (hereinafter referred to as "Purpose F2");


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"Purpose F1" and/or "Purpose F2" and/or "Purpose P" are hereinafter  referred to
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as "Purpose" as required by context.
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WHEREAS        NEPTUNE agrees that NEURO can distribute  NKO(TM)  softgel in the
               Practitioner Market in USA.

WHEREAS NEURO agrees not to distribute bulk NKO(TM) oil in my way, including but not limited to retail and/or wholesale, without the prior approval by NEPTUNE.

         THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purpose. NEURO agrees to use NKO(TM) as a whole ingredient (only containing 100% pure NKO(TM) as provided by NEPTUNE), not to modify or attempt to modify NKO(TM) in any way, without written pre-approval by NEPTUNE, and will not extract or try to extract any component from NKO(TM) or will not use NKO(TM) other than as indicated in the Purpose.

2. Purchasing and payments. NEURO will purchase, from NEPTUNE sufficient amounts of NKO(TM) in order to perform the Purpose and, will pay NEPTUNE in accordance with the terms and conditions agreed.

3. Confidentiality. Pursuant to this Agreement; NEPTUNE may supply NEURO with certain proprietary technical or business information or materials to perform the Purpose (hereinafter referred to as "Confidential Information"). NEURO agrees that it will not use, otherwise than previously agreed by NEPTUNE, any Confidential Information received from NEPTUNE. NEURO agrees not to disclose any Confidential Information to any third party, and to maintain and follow strict procedures to prevent unauthorised disclosure or use of any Confidential Information. NEURO shall immediately advise NEPTUNE of any disclosure, loss or use of Confidential Information in violation of this Agreement. NEURO agrees that during this Agreement and for a subsequent period of seven (7) years from the date of termination of this Agreement, it will hold the Confidential Information in strict confidence and not disclose to any third party any Confidential information except as expressly agreed upon in writing.

4. Endorsement: NEURO guarantees that the blender and the manufacturer of the New dietary supplement, as well as the encapsulator, will follow all the Neptune's policies and procedures.

5. Ownership of Intellectual Property. NEURO agrees that NEPTUNE has reserved and shall retain sole and exclusive rights of ownership of NKO and in any Confidential Information, including, without limitation, inventions, information, know-how or trade secrets which NEPTUNE discloses to NEURO.

6. Indemnification. NEURO agrees to defend, indemnify and hold NEPTUNE, its officers, employees, or agents, harmless from any liability to any third party resulting from NEURO's involvement pursuant to performance of the


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     Purpose of this Agreement. Also, NEURO agrees to defend, indemnify and hold
     NEPTUNE, its officers, employees or agents, harmless from and against all loss or expense by reason of injury to or death of any person or damage to property arising out of or in connection with any tortuous act of omission of NEURO, its officers, employees, or agents in relation to the Purpose and this Agreement.

7. Assignment. Neither Party of this Agreement will assign any or all its rights or delegate any of its responsibilities under this Agreement without the prior written consent of the other Parties of this Agreement.

8. No Use of Names. Except if required by any law, the Parties agree that neither party will use the name of any other party participating in this Agreement. If one of the party wish to use the name of one or the other two parties of this Agreement, in a reference in a scientific publications or in its advertising or promotional materials, then this party has to obtain their written consent.

9. Modification; Waiver. This Agreement may not be altered, amended or modified in any way except by a writing signed by all parties of this Agreement. The failure of a party to enforce any provision of the Agreement shall not be construed to be a waiver of the right of such party to thereafter enforce that provision or any other provision or right.

10. Arbitration. Any disputes which cannot be amicably resolved between the parties stall be settled by arbitration in Quebec or Taipei as follows according to the Rules of the International Chamber of Commerce (ICC) as the appointing authority in UNCITRAL arbitration proceedings, :
     (a) The arbitration shall take place in Quebec, according to the Canadian laws, if Neptune shall be the defendant.
     (b) The arbitration shall take place in Colorado, according to USA laws, if NEURO shall be the defendant.
     The decision of arbitration shall be final. Enforcement of the award may be requested by either party through application to any court having jurisdiction. The Agreement shall be construed and interpreted by the substantive laws of the country in which the arbitration takes place.

11. Non-compete clause. NEURO, its officers, employees, or agents will not participate in any product development, study and/or research utilising Neptune products and/or products and/or products from it without obtaining a written pre-approval by NEPTUNE.

12. Period of Agreement. This Agreement shall be effective as specified by the above written effective date. Section 3 shall survive this agreement for 10 years.

13. No right or obligations other than those expressly recited herein are to be implied. No license is hereby granted or implied, by estoppel or otherwise, under any patents (existing or future) from either party, except as expressly contemplated by this Agreement.


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14.  This  Agreement  includes the present and all  Appendixes  initiated by all
     Parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

NEPTUNE TECHNOLOGIES &                          NEURO NUTRITION
BIORESOURCES INC.

/s/ Henri Harland                               /s/ Michael Schuett
---------------------------                     -------------------------
Mr. Henri Harland                               Michael Schuett
President & CEO                                 Title: President

Date August 10, 2005                            Date July 19, 2005





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                                   APPENDIX A2



                                Formulation Joint

     INGREDIENT                INGREDIENT (mg/softgel)       INGREDIENT (mg/day)

NKO                                      250,00                    500,00
Sierra Sil mineral complex               250,00                    500,00

DAILY DOSE                               500,00                   1000,00

                                  NTB - JULY 19, 2005



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                                   APPENDIX A1


                                Formulation Heart

     INGREDIENT            INGREDIENT (mg/softgel)           INGREDIENT (mg/day)

NKO                                  300,00                          600,00
Alpha-lipoic acid                    100,00                          200,00
Vitamin B-6                          20,00                           40,00
Vitamin B-12                          0,05                            0,10
Folic acid                            0,40                            0,80
Pregnenolone                          5,00                           10,00

DAILY DOSE                           425,45                          850,90

                              NTB - JULY 19, 2005